EXHIBIT F-15

ITEM 6. PART III - SUPPLEMENTAL INFORMATION REGARDING COMPENSATION AND SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES


(B)  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CINERGY (INCLUDING INVESTMENTS, GLOBAL RESOURCES, AND SERVICES)

The beneficial ownership of Cinergy's common stock held by each nominee, continuing director, and named executive officer, including those of Investments and subsidiaries (as identified on pages xx-xx of this Annual Report on Form U5S
(U5S)) and of units equal to one share of Cinergy's common stock paid as compensation to non-employee directors, as of February 29, 2000, is set forth in the following table.

                                                        AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER (1)                        OF BENEFICIAL OWNERSHIP (2)
----------------------------                        ---------------------------

Neil A. Armstrong                                          13,250 shares
James K. Baker                                             26,105 shares
Michael G. Browning                                       111,920 shares
Phillip R. Cox                                             73,188 shares
Michael J. Cyrus                                          108,059 shares
William J. Grealis                                        233,373 shares
John A. Hillenbrand II                                     76,264 shares
George C. Juilfs                                           36,396 shares
Melvin Perelman                                            27,032 shares
Thomas E. Petry                                            54,792 shares
Jackson H. Randolph                                       267,726 shares
James E. Rogers                                           736,553 shares
Mary L. Schapiro                                            8,543 shares
John J. Schiff, Jr.                                        61,617 shares (3)
Philip R. Sharp                                            35,175 shares
Dudley S. Taft                                             19,500 shares
Larry E. Thomas                                           253,982 shares
Oliver W. Waddell                                          37,899 shares
All directors and executive officers
   as a group                                           3,460,597 shares (2)
                                               (representing 2.18% of the class)
-------------------

(1) No individual listed beneficially owned more than 0.464% of the outstanding shares of Cinergy's common stock.



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ITEM 6. PART III - SUPPLEMENTAL  INFORMATION REGARDING COMPENSATION AND SECURITY
     OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES (CONTINUED)


(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Armstrong-12,500; Mr. Baker-12,500; Mr. Browning-25,287; Mr. Cox-12,500;
     Mr.  Grealis-113,937;   Mr.  Hillenbrand-12,500;   Mr.  Juilfs-12,500;  Dr.
     Perelman-12,500;    Mr.    Petry-12,500;    Mr.    Randolph-141,258;    Mr.
     Rogers-461,029;  Ms. Schapiro-2,500;  Mr. Schiff-12,500;  Dr. Sharp-10,000;
     Mr. Taft-12,500; Mr. Thomas-62,516; and all directors and executive officers as a group-1,478,814.

     Does not include units representing shares of Cinergy common stock credited under Cinergy's Retirement Plan for Directors, Directors' Equity Compensation Plan and/or Directors' Deferred Compensation Plan in the following amounts: Mr. Armstrong-14,579; Mr. Baker-18,580; Mr. Browning-19,625; Mr. Cox-4,509; Mr. Hillenbrand-13,365; Mr. Juilfs-11,969; Dr. Perelman-24,543; Mr. Petry-9,555; Ms. Schapiro-1,172; Mr. Schiff-9,251; Dr. Sharp-3,930; Mr. Taft-9,971; and Mr. Waddell-8,451.

(3) Includes 15,000 shares owned of record by a trust of which Mr. Schiff is one of three trustees who share voting and investment power equally. Does not include 1,791,000 shares, as to which Mr. Schiff disclaims any beneficial interest, held by Cincinnati Financial Corporation and certain of its subsidiaries.

CG&E (INCLUDING SUBSIDIARIES)

CG&E's (and subsidiaries') directors and executive officers (as identified on pages 17-49 of this U5S) did not beneficially own any shares of any series of the class of CG&E's cumulative preferred stock as of February 29, 2000. The beneficial ownership of the outstanding shares of Cinergy's common stock held by each director and named executive officer as of February 29, 2000, is set forth in the following table.

                                                     AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER (1)                     OF BENEFICIAL OWNERSHIP (2)
----------------------------                     ---------------------------

Michael J. Cyrus                                       108,059 shares
William J. Grealis                                     233,373 shares
Jackson H. Randolph                                    267,726 shares
James E. Rogers                                        736,553 shares
Larry E. Thomas                                        253,982 shares
James L. Turner                                         10,880 shares
All directors and executive
  officers as a group                                2,112,721 shares (2)
                                               (representing 1.33% of the class)
------------------

(1) No individual listed beneficially owned more than 0.464% of the outstanding shares of Cinergy's common stock.

(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Grealis-113,937; Mr. Randolph-141,258; Mr. Rogers-461,029; Mr.
     Thomas-100,916; Mr. Turner-2,300; and all directors and executive officers as a group-1,012,169.


PSI (INCLUDING SUBSIDIARIES)

PSI's (and its sole subsidiary) director-nominees and named executive officers (as identified on pages 17-49 of this U5S) did not beneficially own any shares of any series of the class of PSI's cumulative preferred stock as of February 29, 2000. The beneficial ownership of the outstanding shares of Cinergy's common stock held by each director-nominee and named executive officer, and of units equal to one share of Cinergy common stock paid as compensation to non-employee directors of Cinergy, as of February 29, 2000, is set forth in the following table.

                                                         AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER (1)                        OF BENEFICIAL OWNERSHIP (2)
----------------------------                        ---------------------------

James K. Baker                                            26,105 shares
Michael G. Browning                                      111,920 shares
Michael J. Cyrus                                         108,059 shares
William J. Grealis                                       233,376 shares
John A. Hillenbrand II                                    76,264 shares
Jackson H. Randolph                                      267,726 shares
James E. Rogers                                          736,553 shares
Larry E. Thomas                                          253,982 shares
All directors and executive officers
   as a group                                          2,224,908 shares (2)
                                               (representing 1.40% of the class)
-------------------

(1) No individual listed beneficially owned more than 0.464% of the outstanding shares of Cinergy's common stock.

(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr.
     Baker-12,500; Mr. Browning-25,287; Mr. Hillenbrand-12,500; Mr. Randolph-141,258; Mr. Rogers-461,029; Mr. Thomas-100,916; and all directors and executive officers as a group-1,010,073.

     Does not include units representing shares of Cinergy common stock credited under Cinergy's Retirement plan for Directors, Directors' Equity Compensation Plan and/or Directors' Deferred Compensation Plan in the following amounts: Mr. Baker-18,580; Mr. Browning-19,625; and Mr. Hillenbrand-13,365.